Incorporation by Reference  Putnam Investors Fund  Period ending
1/31/17

1. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 - Incorporated by reference to Post-Effective Amendment No. 104 to the Registrants Registration Statement filed on November 23, 2016.